Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Annual report on Form 10-K our report dated August 12, 2014 relating to the consolidated financial statements of mCig, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern) as at April 30, 2014 and 2013 and for the years then ended.

/s/ De Joya Griffith, LLC

Henderson, Nevada

January 29, 2015